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                                                                     EXHIBIT 3.4



                                     BYLAWS

                                       OF

                         STRATEGIC TIMBER OPERATING CO.

                            (A Delaware Corporation)



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                               TABLE OF CONTENTS

ARTICLE 1:      DEFINITIONS..................................................................1
         1.1  Definitions....................................................................1

ARTICLE 2:      STOCK CERTIFICATES...........................................................2
         2.1  Stock Certificates.............................................................2
         2.2  List of Stockholders...........................................................2
         2.3  Transfers of Stock.............................................................2
         2.4  Lost Certificates..............................................................2

ARTICLE 3:      STOCKHOLDERS' MEETINGS.......................................................2
         3.1  Annual Meetings of Stockholders................................................2
         3.2  Special Meetings of Stockholders...............................................3
         3.3  Notice.........................................................................3
         3.4  Quorum.........................................................................3
         3.5  Voting.........................................................................3
         3.6  Adjournment....................................................................4
         3.7  Presiding Officer..............................................................4
         3.8  Written Consent of the Stockholders............................................4

ARTICLE 4:      BOARD OF DIRECTORS...........................................................4
         4.1  Powers of Board................................................................4
         4.2  Number of Board................................................................4
         4.3  Removal of Board...............................................................5
         4.4  Board Vacancies................................................................5
         4.5  Meetings.......................................................................5
                  (a)      Time and Location.................................................5
                  (b)      Notice............................................................5
                  (c)      Quorum............................................................5
                  (d)      Voting............................................................6
                  (e)      Presiding Officer.................................................6
         4.6  Written Consent of Board.......................................................6
         4.7  Telephonic Meetings of Board...................................................6

ARTICLE 5:      OFFICERS.....................................................................6
         5.1  Officers; Election.............................................................6
         5.2  Chairman of the Board..........................................................6
         5.3  President......................................................................6
         5.4  Secretary......................................................................7
         5.5  Treasurer......................................................................7


                                       ii

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
         5.6  Vice Presidents................................................................7
         5.7  Appointment of Officers and Agents.............................................8
         5.8  Removal of Officers and Agents.................................................8
         5.9  Vacancies......................................................................8

ARTICLE 6:      SEAL.........................................................................8
         6.1    Seal.........................................................................8

ARTICLE 7:      INDEMNIFICATION AND INSURANCE................................................8
         7.1  Indemnification................................................................8
                  (a)      General...........................................................8
                  (b)      Interim Payment of Expenses.......................................8
                  (c)      Procedure.........................................................9
                  (d)      Subsequent Amendment..............................................9
                  (e)      Other Rights......................................................9
                  (f)      Continuation of Right to Indemnification.........................10
                  (g)      Savings Clause...................................................10
         7.2  Insurance.....................................................................10

ARTICLE 8:        MISCELLANEOUS.............................................................10
         8.1      Voting of Securities Owned by the Corporation.............................10
         8.2      Offices...................................................................10
         8.3      Fiscal Year...............................................................11

ARTICLE 9:        AMENDMENT.................................................................11
         9.1       Amendment................................................................11



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                                      iii

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                                     BYLAWS

                                       OF

                         STRATEGIC TIMBER OPERATING CO.
                            (A Delaware Corporation)


                             ARTICLE 1: DEFINITIONS

         1.1 Definitions. The following terms used in the Bylaws have the meanings set forth below:

         (a) "Certificate of Incorporation" means the certificate of incorporation of the Corporation as amended from time to time.

         (b)      "Board" means the Board of Directors of the Corporation.

         (c) "Bylaws" means these bylaws as amended or restated from time to time.

         (d) "Corporation" means the Delaware corporation named Strategic Timber Operating Co.

         (e) "DGCL" refers to the General Corporation Law of the State of Delaware or any successor law of the State of Delaware, and a reference to a particular section of the DGCL is a reference to successor sections of such law or successor law.

         (f)      "Section" means a section of the Bylaws.

         (g)      "Stockholders" means the stockholders of the Corporation.

For purposes of the Bylaws: (i) titles and captions of or in, and the table of contents of, the Bylaws are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of the Bylaws or the intent of any of their provisions; and (ii) "including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non- characterizing illustrations.


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                         ARTICLE 2: STOCK CERTIFICATES

         2.1 Stock Certificates. Stock certificates shall be issued in consecutive order and shall be numbered in the order in which they are issued. They shall be signed by the Chairman of the Board, if any, the President or a Vice President and the Secretary or an Assistant Secretary (any of which signatures may be a facsimile), and the seal of the Corporation or a facsimile of it (if the Corporation has a seal) shall be affixed to the stock certificates. On the stub of each stock certificate, which stubs shall be kept in the stock records of the Corporation, shall be entered the name and address of the owner of the stock, the number of shares of stock, and the date of issue. Each stock certificate exchanged or returned shall be cancelled and placed with its stub in the stock records of the Corporation.

         2.2 List of Stockholders. The Corporation shall maintain an alphabetical record of the names and addresses of its Stockholders and the number of shares of stock held by each, which shall be maintained and made available in accordance with the DGCL.

         2.3 Transfers of Stock. Transfers of stock of the Corporation shall be made in the stock records of the Corporation upon surrender of the certificate for such stock signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized to so sign (or accompanied by a separate stock transfer power so signed) and otherwise in accordance with and subject to the applicable provisions of the Uniform Commercial Code as in effect in the State of Delaware, and subject to such other reasonable and lawful conditions and requirements as may be imposed by the Corporation.

         2.4 Lost Certificates. The Chairman of the Board, if any, or the President may issue a new stock certificate in place of any certificate or certificates previously issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed and, if the Chairman of the Board in his sole discretion deems it appropriate, the delivery of a commercial indemnity bond issued by a company approved by him in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


                       ARTICLE 3: STOCKHOLDERS' MEETINGS

         3.1 Annual Meetings of Stockholders. The annual meeting of the Stockholders of the Corporation shall be held at such time and place, within or without the State of Delaware, as may from time to time be fixed by the Board; provided that the failure to hold the annual meeting shall not work a forfeiture of or otherwise affect valid corporate acts.


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         3.2 Special Meetings of Stockholders. Special meetings of the
Stockholders may be called at any time by the Board, the Chairman of the Board, if any, or the President, or by the Corporation upon the written request of the holder or holders of at least 25 percent of the outstanding shares of stock of the Corporation. Special meetings of the Stockholders shall be held at such time and place, within or without the State of Delaware, as may be determined by the person or persons calling the meeting.

         3.3 Notice. The Secretary or an Assistant Secretary or the officer or persons calling the meeting shall deliver a written notice of the place, day and time of each meeting of the Stockholders, not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the Stockholder at his address as it appears on the stock records of the Corporation. The notice of a special meeting of the Stockholders shall state the purpose or purposes for which the meeting is called. Notice of a meeting of the Stockholders need not be given to any Stockholder who signs a waiver of notice, either before or after the meeting. Attendance of a Stockholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a Stockholder attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

         3.4 Quorum. At all meetings of the Stockholders, a majority of the outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business.

         3.5 Voting. Except as otherwise required by law or by the Bylaws, all resolutions adopted and business transacted shall require the favorable vote of a majority of the shares of stock represented at the meeting and entitled to vote on the subject matter. Except as otherwise required by applicable law, by the Certificate of Incorporation, by filings with the Delaware Secretary of State fixing and determining the voting rights of the stock of the Corporation or by the Bylaws, at any meeting of the Stockholders, each Stockholder of the Corporation entitled to vote shall have one vote, in person or by proxy, for each share of stock having voting rights standing in his name on the books of the Corporation at the record date fixed or otherwise determined for such meeting.

         3.6 Adjournment. The holders of a majority of the shares of stock represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. If a quorum is not present, the holders of the shares of stock present in person or represented by proxy at the meeting, and entitled to vote, shall have the power, by the affirmative vote of the holders of such shares of stock which represent a majority of the votes which may be cast by


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the holders of such shares of stock, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty (30) days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any Stockholder provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

         3.7 Presiding Officer. The Chairman of the Board shall preside at meetings of the Stockholders or, if there is no Chairman of the Board or if the Chairman of the Board is absent, the President shall preside at meetings of the Stockholders; provided, however, that the Chairman of the Board or President may delegate his authority to preside at meetings of the Stockholders pursuant to Section 5.2 or 5.3.

         3.8 Written Consent of the Stockholders. Any action required to be taken at a meeting of the Stockholders of the Corporation, or any action that may be taken at a meeting of the Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


                         ARTICLE 4: BOARD OF DIRECTORS

         4.1 Powers of Board. Subject to these Bylaws or any lawful agreement between or among the Stockholders, the business and affairs of the Corporation shall be managed by the Board.

         4.2 Number of Board. The Board shall initially consist of one director, who shall be elected at an annual meeting of the Stockholders, to serve until the next succeeding annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. The size of the Board may be increased or decreased at any time by the Stockholders, by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote.

         4.3 Removal of Board. At any meeting of the Stockholders with respect to which notice of such purpose has been given, the entire Board or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote.

         4.4 Board Vacancies. Except as otherwise provided in this Section 4.4, any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining


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directors though less than a quorum of the Board, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the Stockholders. Any vacancy arising as a result of the removal of a director by the Stockholders may be filled by the Stockholders or, if the Stockholders so authorize, by the remaining director or directors, but only for the unexpired term of his predecessor in office.

         4.5  Meetings.

         (a) Time and Location. The Board shall meet annually immediately following the annual meeting of the Stockholders; provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts. A special meeting of the Board may be called at any time by the President, the Chairman of the Board, if any, or by any two directors, (or, if the Corporation has three or fewer directors, by any director) on five days' notice, which may be given by personal delivery or by first class mail or telegram.

         (b) Notice. The notice shall be deemed given when mailed or when the telegram is sent, addressed to the director at his address as it appears on the stock records of the Corporation or, if he is not a Stockholder, at his business address. Notice of a special meeting may be waived by an instrument in writing. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. Any meeting of the Board may be held within or without the State of Delaware at such place as may be determined by the person or persons calling the meeting.

         (c) Quorum. A majority of said directors shall constitute a quorum for the transaction of business.

         (d) Voting. Except as otherwise provided in the Bylaws, all resolutions adopted and all business transacted by the Board shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.

         (e) Presiding Officer. The Chairman of the Board or, in his absence, and if the President is a director, the President shall preside at all meetings of the Board; provided, however, that each of the Chairman of the Board or the President may delegate his authority to preside at Board meetings pursuant to
Section 5.2 or 5.3, respectively. If the Chairman of the Board is not present and if the President is not a director, the Board shall select a director as chairman for each meeting.


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         4.6 Written Consent of Board. Any action required to be taken at a meeting of the Board, or any action that may be taken at a meeting of the Board, may be taken without a meeting if a consent in writing setting forth the action taken shall be signed by all the directors and shall be filed with the minutes of the proceedings of the directors.

         4.7 Telephonic Meetings of Board. Any action required to be taken at a meeting of the Board, or any action that may be taken at a meeting of the Board, may be taken at a meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. In all other respects the provisions of Article 4 of the Bylaws with respect to meetings of the Board shall apply to such a meeting.


                              ARTICLE 5: OFFICERS

         5.1 Officers; Election. The Board shall elect a President, and a Secretary and may elect a Chairman of the Board (who shall be a member of the Board), one or more Vice Presidents, a Treasurer and such other officers, assistant officers or agents as the Board shall determine. Any two or more offices may be held by the same person. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

         5.2 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Stockholders and of the Board or he may delegate his authority to preside at such meetings to any other director or to an officer of the Corporation.

         5.3 President. The President shall be the chief executive officer of the Corporation, and shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general, active management of the financial affairs of the Corporation, and supervision and direction of the actions of the other officers of the Corporation. He shall have the authority to execute bonds, mortgages or other contracts, agreements or instruments on behalf of the Corporation. If there is no Chairman of the Board, or if the Chairman of the Board is absent and has not delegated his authority to preside, the President shall preside at meetings of the Stockholders and, if he is a director, at meetings of the Board of the Corporation or he may delegate his authority to preside at such meetings to any other director or to an officer of the Corporation. The President shall have the authority to institute or defend legal proceedings when the directors are deadlocked.


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         5.4 Secretary. The Secretary shall keep minutes of all meetings of the
Stockholders and Board, shall have charge of the minute books, stock records and seal of the Corporation, shall have the authority to certify as to the corporate books and records, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board.

         5.5 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the Corporation. He shall in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board.

         5.6 Vice Presidents. The Vice Presidents, if any, shall perform such duties and exercise such powers as the President or the Board shall request or delegate and, unless the Board or the President otherwise provides, shall perform such other duties as are generally performed by Vice Presidents with equivalent restrictions, if any, on title. In the absence of the President or in the event of his death or inability to act, the Vice Presidents shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute bonds, mortgages or other contracts, agreements or instruments on behalf of the Corporation, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated to perform such duties at the time of his election, or in the absence of any designation, then by the Vice President with the most seniority in office (or if more than one Vice President is elected at the same meeting, by the Vice President first listed in the resolution electing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

         5.7 Appointment of Officers and Agents. The Board or the President may appoint one or more Vice Presidents and such other officers, assistant officers and agents as the Board or the President may determine. Any such officers, assistant officers or agents so appointed shall perform such duties as are set forth in the Bylaws and as the action appointing him provides, and, unless such action otherwise provides, such appointed officers and assistant officers shall perform such duties as are generally performed by elected officers or assistant officers having the same title.

         5.8 Removal of Officers and Agents. Any officer, assistant officer or agent elected or appointed by the Board may be removed by the Board. Any officer, assistant officer or agent appointed by the President may be removed by the President or by the Board whenever in his or its judgment the best interests of the Corporation will be served thereby.

         5.9 Vacancies. Any vacancy, however occurring, in any office may be filled by the Board.


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                                ARTICLE 6: SEAL

         6.1 Seal. The seal of the Corporation (if any) shall be in such form as the Board may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him on the stock certificates and such other papers as may be directed by law, by the Bylaws or by the Board.


                    ARTICLE 7: INDEMNIFICATION AND INSURANCE

         7.1 Indemnification.

         (a) General. The Corporation shall indemnify each person who is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under DGCL ss. 145(a), (b) and (c) or any other provisions of the laws of the State of Delaware.

         (b) Interim Payment of Expenses. Expenses incurred by a person who is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board, upon receipt of an agreement or an undertaking by or on behalf of such person to repay such amount, unless it is ultimately determined that he or she is entitled to be indemnified by the Corporation as authorized in, or as permitted by, this Article 7. If such a person or entity requests reimbursement of expenses pursuant to the foregoing, then the Board shall consider such request, and if they conclude that it is reasonably probable that such person or entity would be entitled to indemnification or if they conclude the interests of the Corporation would be served thereby, then the Board shall direct the payment of the expenses subject to the receipt of an agreement or undertaking as required by the foregoing. The Board may pay such expenses of such person upon such other terms and conditions as the Board deems appropriate.

         (c) Procedure. If any such indemnification is requested pursuant to the foregoing, the Board shall cause a determination to be made (unless a court has ordered the indemnification or indemnification is required by DGCL ss. 145(c)) pursuant to DGCL ss. 145(d) as to whether indemnification of the party requesting indemnification is proper in the


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


circumstances because he has met the applicable standard of conduct set forth in DGCL ss.ss. 145(a) or (b). Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such a director, officer, employee or agent to the maximum extent permitted by said sections of such laws.

         (d) Subsequent Amendment. No amendment, termination or other elimination of this Article 7 or of any relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights to indemnification under this Article 7 with respect to any action, suit or proceeding arising out of, or relating to, any event or act or omission occurring or fact or circumstance existing prior to such amendment, termination or other elimination.

         (e) Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 7.1 shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under any applicable law, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office of the Corporation; provided, however, that indemnification shall not be permitted (i) for any breach of the director's duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under DGCL ss.174, or (iv) for any transaction from which the director derived an improper personal benefit. Nothing contained in this Article 7 shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements which provide indemnification rights and procedures permitted by the DGCL.

         (f) Continuation of Right to Indemnification. All rights to indemnification under this Article 7 (including those arising pursuant to subsection (e) above) shall continue as to a person who has ceased to be a director, officer, employee or agent, shall inure to the benefit of heirs, executors, administrators and the estate of such person, and shall be deemed to be a contract between the Corporation and each such person or entity. This
Article 7 shall be binding upon any successor to the Corporation, whether by way of merger, consolidation or otherwise.

         (g) Savings Clause. If this Article 7 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify persons or entities specified in this
Article 7 to the full extent permitted by any applicable portion of this
Article 7 that shall not have been invalidated and to the full extent permitted by applicable law.


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


         7.2 Insurance. The Corporation may purchase and maintain insurance at its expense, to protect itself and any such person or entity against any such liability, cost, payment or expense whether or not the Corporation would have the power to indemnify such person or entity against such liability, cost, payment or expense.


                            ARTICLE 8: MISCELLANEOUS

         8.1 Voting of Securities Owned by the Corporation. The Chairman of the Board, if any, the President, any Vice-President, the Secretary, or the Treasurer of the Corporation or such other person or entity designated by the Board shall have authority to vote such shares of stock and to execute proxies and written waivers and consents in relation thereto.

         8.2 Offices. The registered office of the Corporation in the State of Delaware and name of the Corporation's registered agent (other than that designated in the Certificate of Incorporation) shall be designated from time to time by resolution of the Board of the Corporation. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

         8.3 Fiscal Year. The Corporation shall have such fiscal year as the officers of the Corporation shall from time to time determine.


                              ARTICLE 9: AMENDMENT

         9.1 Amendment. The Bylaws may be amended at any meeting of the Stockholders by the Stockholders or by the Board either by written consent or approved at a meeting, in each case in accordance with the provisions of the Bylaws and applicable law. The Stockholders may prescribe that any or all provisions of the Bylaws adopted by them shall not be altered, amended or repealed by the Board.



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